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                                                                 EXHIBIT 10.4(b)

                            FIRST ESSEX BANCORP, INC.
                                 71 MAIN STREET
                              POST OFFICE BOX 2010
                          ANDOVER, MASSACHUSETTS 01810

                                December 16, 1999

Mr. Leonard A. Wilson
4 Eastman Road
Andover, Massachusetts 01810

                  RE:  EMPLOYMENT AND RELATED AGREEMENTS

Dear Len,

         We are writing to confirm the amendments we have agreed to make to certain agreements between you and First Essex Bancorp, Inc. (the "Holding Company") and First Essex Bank, FSB (the "Bank").

A. SPECIAL TERMINATION AGREEMENT

         We propose to amend that certain Special Termination Agreement between you and the Holding Company, dated as of January 1, 1994 and restated as of October 9, 1997 (the "Special Termination Agreement"), as follows:

         1. Section 4.2 of the Special Termination Agreement is hereby amended to read as follows:

                  "4.2 An aggregate amount equal to three (3) times the sum of the Executive's (a) then current base salary and (b) highest annual bonus paid during the three fiscal years preceding termination of employment; and"

         2. Section 4.3 of the Special Termination Agreement is hereby amended to read as follows:

                  "4.3 An amount equal to the excess of (a) the actuarial value of the benefits which the Executive would have accrued under the Employers' qualified pension plan and non-qualified supplemental retirement plan if the Executive's employment had continued for a period of three years following his date of


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         termination, over (b) the actuarial equivalent of the Executive's actual benefit under the pension plan and the non-qualified supplemental retirement plan."

B. EMPLOYMENT AGREEMENTS

         We propose to amend those certain Employment Agreements (the "Employment Agreements") between you and each of the Holding Company and the Bank, both dated October 9, 1997), as follows:

         1. Sections 1., 2., and 7.4 of both Employment Agreements are hereby amended to reflect your current position as Chairman and Chief Executive Officer, and to reflect the new Commencement Date for the Employment Agreements as January 1, 1999.

         2. Section 3.1. of both Employment Agreements is hereby amended to reflect your current salary at $362,250.

         3. Section 9.2 of the Holding Company Employment Agreement and Section
10.2 of the Bank Employment Agreement are hereby amended to read as follows:

                  "LUMP SUM PAYMENT OF REMAINING SALARY OBLIGATION. A lump sum severance benefit equal to three times the Executive's Highest Total Compensation during the three preceding fiscal years. Total Yearly Compensation shall equal the aggregate of all base compensation and any commissions, or bonuses paid during or accrued with respect to such year, together with any contributions or accruals made on behalf of Executive to any profit sharing plan or pension or retirement plan, by the Bank or the Holding Company (or any predecessor in interest) for the benefit of the Executive for the calendar year. If the Executive is a participant in a defined benefit pension or retirement plan, the increase in the actuarial value of the Executive's benefits under such plan between the start of the calendar year and the end of the calendar year shall be deemed to have been "paid" by the Executive's employer for the benefit of the Executive during such calendar year and shall be included in the calculation of Total Yearly Compensation."

         4. Section 15.8 of the Holding Company Employment Agreement and Section
17.8 of the Bank Employment Agreement are hereby amended to reflect that the current amended agreements supersede the Employment Agreements made as of October 9, 1997.

         In all other respects each of the foregoing agreements shall remain in full force and effect.

         Please counter sign below to confirm your agreement with the foregoing amendments to the agreements. Upon our receipt of such countersignature, this letter agreement shall become a


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binding agreement between us, under seal, to be governed by in all respects the laws of The Commonwealth of Massachusetts without giving effect to the principles of conflicts of law of such state.

                                   Very truly yours,

                                   First Essex Bancorp, Inc.

                                   By:   /s/ BRIAN W. THOMPSON
                                        ------------------------------------
                                   Name: Brian W. Thompson
                                   Title: President and Chief Operating Officer

                                   First Essex Bank, FSB

                                   By:   /s/ BRIAN W. THOMPSON
                                        ------------------------------------
                                   Name: Brian W. Thompson
                                   Title: President and Chief Operating Officer

Agreed and Accepted:

  /s/ LEONARD A. WILSON
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Leonard A. Wilson